UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 8, 2023 (August 8, 2023)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	MHLD	NASDAQ Capital Market

Item 2.02	Results of Operations and Financial Condition.

On August 8, 2023, the Company issued a press release announcing its results of operations for the three and six months ended June 30, 2023. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
 The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD.

On August 8, 2023, the Company posted the Maiden Holdings, Ltd. Investor Update Presentation, August 2023 via its investor relations website at https://www.maiden.bm/investor_relations, which presentation is included as Exhibit 99.3 to this Current Report on Form 8-K.

The information under Item 7.01 and the Investor Presentation included to this Form 8-K as Exhibit 99.3 shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 8.01	Other Events.

On August 8, 2023, the Company issued a press release announcing its results of operations for the three and six months ended June 30, 2023 via its investor relations website at https://www.maiden.bm/investor_relations, which press release is included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 8, 2023
99.2	Press Release of Maiden Holdings, Ltd., dated August 8, 2023
99.3	Maiden Holdings, Ltd. Investor Update Presentation, August 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 8, 2023	MAIDEN HOLDINGS, LTD.

		By:	/s/ Lawrence F. Metz
Lawrence F. Metz Executive Vice Chairman and Group President

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 8, 2023
99.2	Press Release of Maiden Holdings, Ltd., dated August 8, 2023
99.3	Maiden Holdings, Ltd. Investor Update Presentation, August 2023

Exhibit 99.1

PRESS RELEASE
Maiden Holdings, Ltd. Announces
Second Quarter 2023 Financial Results

PEMBROKE, Bermuda, August 8, 2023 - Maiden Holdings, Ltd. (NASDAQ:  MHLD) ("Maiden" or the "Company") today reported its second quarter 2023 results. Maiden reported a net loss attributable to Maiden common shareholders of $2.9 million or $0.03 per diluted common share for the second quarter of 2023 compared to net income available to Maiden common shareholders of $25.8 million or $0.29 per diluted common share in the second quarter of 2022.
Non-GAAP operating income(5) was $4.5 million or $0.04 per diluted common share for the second quarter of 2023 compared to non-GAAP operating income of $16.6 million or $0.19 per diluted common share for the same period in 2022.
Maiden's book value per common share(1) was $2.65 at June 30, 2023 compared to $2.80 at December 31, 2022. Adjusted for the unamortized deferred gain on ceded retroactive reinsurance of $57.7 million at June 30, 2023, the Company's adjusted book value per common share(2) was $3.22 at June 30, 2023.
Patrick J. Haveron, Maiden’s Chief Executive Officer commented on the second quarter of 2023 financial results: “Our adjusted book value increased by 3.2% from March 31 as stronger investment results largely offset an underwriting loss during the second quarter, with most of the adverse development incurred during the quarter being covered by our LPT/ADC with Enstar. This also led to a sharp improvement in non-GAAP operating income excluding the gain from repurchase of preference shares in 2022.”
Mr. Haveron added, “Our investment performance was the result of significantly higher investment income as our floating rate and adjustable-rate securities responded to the continued rise in interest rates, with minimal impact on asset values. Net investment income increased by $2.9 million or 37.2% compared to last year's second quarter, and with 33.9% of our fixed income investments now in floating rate securities, we expect to continue to see the benefit from the rise in interest rates on our results. We also recognized income on a number of our equity method investments during the quarter as well. As noted in our last report, the market environment has led to a more measured pace of deployment of new alternative investment opportunities, and we are adjusting our investment focus accordingly, focusing on income producing, lower risk assets at more attractive yields. We believe our second quarter results demonstrate our asset management strategy remains on track to achieve its targeted long-term returns.”
“During the second quarter, when we found market prices to be sufficiently compelling for repurchases. we continued to implement our active capital management strategy, repurchasing both common shares and senior notes. This portion of our strategy, which is intended to be long-term, will continue to be disciplined and prudent and respond to market conditions as appropriate.”
“Underwriting results were improved over the first quarter as negative premium adjustments were lower in our AmTrust segment. Ongoing adverse loss development continued to be experienced in certain Auto Liability and Specialty programs, and we continue to respond to additional loss data as reported. Much of this activity, however, is covered by the LPT/ADC reinsurance we have in place. Loss development in our Diversified segment was primarily from a German auto program in run-off from our IIS unit along with smaller development from a variety of older treaty programs. In addition, operating expenses were 6.2% lower on a year-over-year basis for the second quarter and we expect them to continue on a lower trajectory over the remainder of 2023.”
“Finally, our consolidated balance sheet at June 30, 2023 does not reflect $1.17 in net U.S. deferred tax assets which still maintains a full valuation allowance. While the ongoing adverse reserve development experienced may impact the timing related to ultimately recognizing this asset, we believe the factors that will enable us to ultimately recognize these tax assets in the future continues to accumulate, particularly with our asset portfolio producing more current income.”
Mr. Haveron concluded, "We continue to closely evaluate our strategies as we look to build a more consistent base of revenue and profits while leveraging our experience in insurance and reinsurance markets, including distribution channels."

Consolidated Results for the Quarter Ended June 30, 2023
Net loss attributable to Maiden common shareholders for the three months ended June 30, 2023 was $2.9 million, compared to net income available to Maiden common shareholders of $25.8 million for the same respective period in 2022. Net income available to Maiden common shareholders for the three months ended June 30, 2022 included $24.7 million of gains from the repurchase of our preference shares.
Excluding the gain on preference shares repurchases in 2022, our net loss was $2.9 million for the three months ended June 30, 2023 compared to net income of $1.1 million for the same period in 2022 largely due to the following:
•a higher underwriting loss(4) of $9.3 million in the second quarter of 2023 compared to an underwriting loss of $5.1 million in the same period in 2022. The decrease in underwriting results was largely due to:
•adverse prior year loss development of $4.5 million in the second quarter of 2023 compared to adverse prior year loss development of $1.0 million during the same period in 2022; and
•on a current accident year basis, underwriting loss of $4.8 million for the three months ended June 30, 2023 compared to an underwriting loss of $4.2 million for the same period in 2022.
•foreign exchange and other losses of $2.6 million during the three months ended June 30, 2023, compared to foreign exchange and other gains of $6.6 million for the same period in 2022.
These unfavorable movements were partly offset by the following favorable results:
•increased total income from investment activities was $16.5 million for the three months ended June 30, 2023 compared to $6.7 million for the same period in 2022 which was comprised of:
•net investment income of $10.5 million for the three months ended June 30, 2023 compared to $7.7 million for the same period in 2022;
•net realized and unrealized investment gains of $1.1 million for the three months ended June 30, 2023 compared to net realized and unrealized investment gains of $2.1 million for the same period in 2022; and
•interest in income of equity method investments of $4.8 million for the three months ended June 30, 2023 compared to a loss of $3.0 million for the same period in 2022.
•corporate general and administrative expenses decreased to $2.9 million for the three months ended June 30, 2023 compared to $3.0 million for the same period in 2022.
Net premiums written for the three months ended June 30, 2023 were $6.9 million compared to $3.2 million for the same period in 2022 largely due to lower negative cession adjustments in the second quarter of 2023. Net written premiums in the AmTrust Reinsurance segment were $0.2 million in the three months ended June 30, 2023 compared to negative premiums of $2.8 million for the same period in 2022.
Net premiums written in the Diversified Reinsurance segment increased by $0.7 million for the three months ended June 30, 2023 compared to the same period in 2022 due to growth in direct premiums for Credit Life programs written by wholly owned Swedish subsidiaries Maiden Life Försäkrings AB ("Maiden LF") and Maiden General Försäkrings AB ("Maiden GF").
Net premiums earned increased by $0.6 million for the three months ended June 30, 2023 compared to the same period in 2022 largely due to considerably lower cession adjustments compared to the AmTrust Cession Adjustments made in the AmTrust Reinsurance segment during the second quarter of 2022.
Net investment income increased by $2.9 million or 37.2% for the three months ended June 30, 2023 compared to the same period in 2022, primarily due to higher annualized average book yields from fixed income assets which increased to 4.2% for the three months ended June 30, 2023 compared to 2.0% for the same period in 2022. Our fixed income assets include available-for-sale ("AFS") securities, cash and restricted cash, funds withheld receivable, and loan to related party. These amounts are an average of the amounts disclosed in our quarterly U.S. GAAP consolidated financial statements.
Annualized yields on fixed income assets increased to 4.2% for the three months ended June 30, 2023 compared to 2.0% for the same period in 2022 partly due to 33.9% of our fixed income investments as of June 30, 2023 invested in floating rate assets which enabled us to take advantage of a higher interest rate environment by reinvesting at higher yields more quickly. Also, interest income on funds withheld and related party loans have increased since these assets carry periodically adjusted interest rates and have directly benefited from the recent rise in interest rates. Fixed income assets decreased by 36.8% due to the continued run-off of our reinsurance liabilities previously written on prospective risks, resulting in significant negative operating cash flows as we run-off our existing reinsurance liabilities.
Net realized and unrealized investment gains for the three months ended June 30, 2023 were $1.1 million compared to gains of $2.1 million for the same period in 2022 including net realized and unrealized investment gains on alternative investments of

$1.9 million for the second quarter of 2023 compared to net unrealized gains of $2.2 million for the second quarter of 2022.
Net loss and LAE increased by $4.7 million during the three months ended June 30, 2023 compared to the same period in 2022. Net loss and LAE for the second quarter of 2023 was impacted by net adverse prior year reserve development of $4.5 million compared to net adverse prior year reserve development of $1.0 million during the second quarter of 2022. The AmTrust Reinsurance segment had adverse prior year loss development of $3.2 million in the second quarter of 2023 compared to adverse development of $0.1 million for the second quarter of 2022. The Diversified Reinsurance segment had adverse prior year loss development of $1.3 million in the second quarter of 2023, compared to adverse prior year development of $0.8 million for the second quarter of 2022, mostly due to development in other runoff business lines.
Commission and other acquisition expenses was $4.9 million for the three months ended June 30, 2023 and 2022. Total general and administrative expenses decreased by $0.5 million, or 6.2% for the three months ended June 30, 2023, compared to the same respective period in 2022 primarily due to lower legal and corporate insurance costs incurred.
Consolidated Results for the six months ended June 30, 2023
Net loss attributable to Maiden common shareholders for the six months ended June 30, 2023 was $14.3 million compared to net income available to Maiden common shareholders of $27.3 million for the same period in 2022. The net income for the six months ended June 30, 2022 included $28.2 million of gains from the repurchase of our preference shares.
Excluding the gain on the repurchase of our preference shares in 2022, our net loss for the six months ended June 30, 2023 was $14.3 million compared to a net loss of $0.9 million for the same period in 2022. The net decrease in results for the six months ended June 30, 2023 compared to 2022 was primarily due to:
•a higher underwriting loss of $17.5 million for the six months ended June 30, 2023 compared to underwriting loss of $6.8 million for the same period in 2022 largely due to:
•adverse prior year loss development of $8.2 million for the six months ended June 30, 2023 compared to favorable prior year development of $6.3 million for the same period in 2022 primarily related to the quota share reinsurance agreements in the AmTrust Reinsurance segment;
•on a current accident year basis, an underwriting loss of $9.4 million for the six months ended June 30, 2023 compared to an underwriting loss of $13.1 million for the same period in 2022, primarily due to results within the AmTrust Reinsurance segment as discussed below:
•significantly higher than expected negative premium adjustments in the AmTrust Reinsurance segment related to adjustments for estimated surcharges on Workers' Compensation policies and inuring AmTrust reinsurance for certain programs in Specialty Risk and Extended Warranty cessions (collectively the "AmTrust Cession Adjustments"), net of commission and loss adjustments, contributed an underwriting loss of $5.1 million to our reported results for the six months ended June 30, 2022.
•foreign exchange and other losses of $5.4 million for the six months ended June 30, 2023 compared to foreign exchange and other gains of $10.5 million for the same period in 2022.
The decrease in our year-to-date results were partly offset by the following favorable factors:
•increased total income from investment activities was $27.0 million for the six months ended June 30, 2023 compared to $16.9 million for the same period in 2022 which was comprised of:
•net investment income increased to $20.1 million for the six months ended June 30, 2023 compared to $14.2 million for the same period in 2022;
•realized and unrealized investment gains were $2.2 million for the six months ended June 30, 2023 compared to realized and unrealized gains of $4.4 million for the same period in 2022; and
•interest in income of equity method investments was $4.8 million for the six months ended June 30, 2023 compared to a loss of $1.8 million for the same period in 2022.
•corporate general and administrative expenses decreased to $9.9 million for the six months ended June 30, 2023 compared to $11.3 million for the same period in 2022 primarily due to lower stock-based incentive compensation costs and corporate insurance expenses incurred.
Net premiums written for the six months ended June 30, 2023 were $7.6 million compared to $(7.1) million for the same period in 2022 largely due to significant negative written premiums for the AmTrust Cession Adjustments during the six months ended June 30, 2022. Net written premiums in the AmTrust Reinsurance segment were $(5.8) million in the six months ended June 30, 2023 compared to net premiums of $(17.7) million for the same period in 2022. For the six months ended June 30, 2023, the negative gross and net premiums written reflect AmTrust Cession Adjustments of $6.1 million due to the cancellation of cases in a certain program within Specialty Risk and Extended Warranty. Negative premiums written in the six months ended June 30, 2022 reflect AmTrust Cession Adjustments of $15.8 million related to the following items:
•$11.0 million of premium reductions on Workers Compensation policy surcharges in Small Commercial Business subsequent to the termination of the AmTrust Quota Share; and
•$4.8 million of premium reductions to AmTrust's inuring reinsurance for certain programs in Specialty Risk and Extended Warranty which reduced the amount of premium ceded to Maiden.
Net premiums written in the Diversified Reinsurance segment increased by $2.8 million for the six months ended June 30, 2023 compared to the same period in 2022 due to growth in direct premiums for Credit Life programs written by Maiden LF and Maiden GF.
Net premiums earned increased by $8.5 million for the six months ended June 30, 2023 compared to the same period in 2022 largely due to significant negative earned premium adjustments made in the AmTrust Reinsurance segment during the first quarter of 2022 as well as growth in Credit Life programs written by Maiden LF and Maiden GF in our Diversified Reinsurance segment.
Net investment income increased by $5.8 million or 41.0% for the six months ended June 30, 2023 compared to the same period in 2022, primarily due to higher annualized average book yields from fixed income assets which increased to 4.0% for the six months ended June 30, 2023 compared to 1.9% for the same period in 2022. The increase in annualized book yields was driven by higher crediting interest rates on our funds withheld with AmTrust which increased to 3.5% in 2023 compared to 2.1% in 2022, and a higher weighted average interest rate on our related party loan which increased to 6.7% during the six months ended June 30, 2023, compared to 2.4% for the same period in 2022.
Net realized and unrealized investment gains for the six months ended June 30, 2023 were $2.2 million compared to gains of $4.4 million for the same period in 2022. This included net realized and unrealized investment gains on alternative investments of $2.9 million for the six months ended June 30, 2023 compared to net realized and unrealized gains of $3.3 million for the same period in 2022.
Net loss and LAE increased by $16.8 million during the six months ended June 30, 2023 compared to the same period in 2022. Net losses were impacted by net adverse prior year loss development of $8.2 million for the six months ended June 30, 2023 compared to favorable prior year reserve development of $6.3 million for the same period in 2022. The AmTrust Reinsurance segment had adverse prior year loss development of $6.1 million for the six months ended June 30, 2023 compared to favorable development of $4.9 million for the same period in 2022. The Diversified Reinsurance segment had adverse prior year loss development of $2.1 million for the six months ended June 30, 2023, compared to favorable development of $1.4 million for the same period in 2022, mostly due to development in other runoff business lines and included the recognition of expected credit losses on reinsurance recoverable on unpaid losses.
Commission and other acquisition expenses increased by $1.8 million or 23.8% for the six months ended June 30, 2023, compared to the same period in 2022 driven by significantly higher AmTrust Cession Adjustments made in the first half of 2022, which resulted in a corresponding decrease in commission costs and brokerage fees in 2022. Total general and administrative expenses decreased by $1.2 million or 6.8% for the six months ended June 30, 2023, compared to the same period in 2022 primarily due to lower stock-based incentive compensation costs and corporate insurance expenses incurred.
Operating Results for the three and six months ended June 30, 2023
In addition to other adjustments, management adjusts reported GAAP net (loss) income and underwriting results by excluding incurred losses and LAE covered by the Loss Portfolio Transfer and Adverse Development Cover Agreement ("LPT/ADC Agreement") with Cavello Bay Reinsurance Ltd. ("Cavello"), a subsidiary of Enstar Group Limited. Such losses are fully recoverable from Cavello, and therefore adjusting for these losses shows the ultimate economic benefit of the LPT/ADC Agreement to Maiden.
Non-GAAP operating income was $4.5 million or $0.04 per diluted common share for the second quarter of 2023 compared to non-GAAP operating income of $16.6 million or $0.19 per diluted common share for the second quarter of 2022. Adjusted to include net realized and unrealized investment gains and an interest in income or loss of equity method investments which are recurring parts of investment results with the Company’s underwriting activities in run-off, the non-GAAP operating earnings were $10.4 million or $0.10 per diluted common share for the second quarter of 2023, compared to non-GAAP operating earnings of $15.7 million or $0.17 per diluted common share for the second quarter of 2022.
Non-GAAP operating loss was $3.4 million or $0.03 per diluted common share for the six months ended June 30, 2023, compared to non-GAAP operating income of $9.7 million or $0.11 per diluted common share for the same period in 2022. Adjusted to include net realized and unrealized investment gains and an interest in income or loss of equity method investments which are recurring parts of investment results with the Company’s underwriting activities in run-off, the non-GAAP operating earnings were $3.5 million or $0.03 per diluted common share for the six months ended June 30, 2023, compared to non-GAAP operating earnings of $12.3 million or $0.14 per diluted common share for the same period in 2022.
Similar to the reported GAAP results, the reduction in non-GAAP operating results for the three and six months ended June 30, 2023 compared to the same respective periods in 2022 primarily reflect gains from the repurchase of preference shares of $24.7 million and $28.2 million that were recognized in the three and six months ended June 30, 2022, respectively.
The unamortized deferred gain on retroactive reinsurance under the LPT/ADC Agreement with Cavello was $57.7 million as of June 30, 2023, an increase of $12.3 million compared to $45.4 million at December 31, 2022. Adjusted for the increase in the deferred gain under the LPT/ADC Agreement of $10.7 million and $12.3 million during the three and six months ended June 30, 2023, respectively, the non-GAAP underwriting income(9) was $1.5 million and non-GAAP underwriting loss was $5.2 million, respectively. This compared to a non-GAAP underwriting loss of $8.6 million and $11.2 million when adjusted for the decrease in the deferred gain under the LPT/ADC Agreement of $3.5 million and $4.5 million during the three and six months ended June 30, 2022, respectively.
The non-GAAP underwriting results in both respective periods included loss development in the AmTrust Reinsurance segment not covered by the LPT/ADC Agreement, specifically the run-off of the AmTrust Quota Share with losses occurring after December 31, 2018, as well as loss development under the European Hospital Liability Quota Share. Also, the results included an underwriting loss in the Diversified Reinsurance segment of $3.1 million and $5.1 million for the three and six months ended June 30, 2023, respectively, compared to an underwriting loss of $1.3 million and underwriting income of $0.2 million for the same respective periods in 2022.
Please refer to the Non-GAAP Financial Measures tables in this earnings release for additional information on these non-GAAP financial measures and reconciliation of these measures to the appropriate GAAP measures.
Quarterly Report on Form 10-Q for the Period Ended June 30, 2023 and Other Financial Matters

The Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2023 was filed with the U.S. Securities and Exchange Commission on August 8, 2023. Additional information on the matters reported in this news release along with other required disclosures can be found in that filing.
Total assets were $1.7 billion at June 30, 2023 and decreased by $182.0 million compared to December 31, 2022. Shareholders' equity was $269.3 million at June 30, 2023 compared to $284.6 million at December 31, 2022.
Adjusted shareholders' equity(2) was $327.0 million at June 30, 2023 compared to $330.0 million at December 31, 2022, which includes an unamortized deferred gain under the LPT/ADC Agreement of $57.7 million at June 30, 2023 and $45.4 million at December 31, 2022.
During the three and six months ended June 30, 2023, Maiden Reinsurance repurchased 299,630 common shares at an average price per share of $2.07, pursuant to the Company's $100.0 million share repurchase authorization, approved by the Company's Board of Directors on February 21, 2017. The Company has a remaining authorization of $73.6 million for common share repurchases at June 30, 2023.
During the three and six months ended June 30, 2023, the Company repurchased 5,567 notes of the 2013 Senior Notes at an average price per unit of $17.10 and a gain of $39.9 thousand was realized. On May 3, 2023, the Company's Board of Directors approved the repurchase, including the repurchase by Maiden Reinsurance in accordance with its investment guidelines, of up to $100.0 million of the Company's Senior Notes from time to time at market prices in open market purchases or as may be privately negotiated. The Company's remaining authorization is $99.9 million for Senior Notes repurchases at June 30, 2023.
As of June 30, 2023, GLS and its subsidiaries have insurance related liabilities of $27.8 million including total reserves of $21.5 million, an underwriting-related derivative liability of $4.0 million, and net deferred gains on retroactive reinsurance of $2.3 million.
The Company's wholly owned subsidiary, Maiden Holdings North America, Ltd., holds net operating loss carryforwards ("NOLs") which were $295.9 million as of June 30, 2023. These NOLs, in combination with additional net deferred tax assets primarily related to our insurance liabilities, result in a net U.S. deferred tax asset (before valuation allowance) of $119.3 million or $1.17 per common share as of June 30, 2023. The net deferred tax assets are not presently recognized on the Company’s balance sheet as a full valuation allowance is carried against them.
The Company no longer presents certain non-GAAP measures such as combined ratio and its related components in its news release or quarterly reports, as it believes that as the run-off of its reinsurance portfolios progresses, such ratios are increasingly not meaningful and of less value to readers as they evaluate our financial results.

Quarterly Dividends
The Company's Board of Directors did not authorize any quarterly dividends on its common shares during the three and six months ended June 30, 2023 and 2022.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating our assets and capital, including through ownership and management of businesses and assets mostly in the insurance and related financial services industries where we can leverage our deep knowledge of those markets. Maiden also provides a full range of legacy services to small insurance companies, particularly those in run-off or with blocks of reserves that are no longer core to those companies' operations, working with clients to develop and implement finality solutions including acquiring entire companies that enable our clients to meet their capital and risk management objectives.

(1)(2)(4)(5)(9) Please refer to the Non-GAAP Financial Measures tables for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

Special Note about Forward Looking Statements

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results and the assumptions upon which those statements are based are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include general statements both with respect to the Company and the insurance industry and generally are identified with the words "anticipate", "believe", "expect", "predict", "estimate", "intend", "plan", "project", "seek", "potential", "possible", "could", "might", "may", "should", "will", "would", "will be", "will continue", "will likely result" and similar expressions. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by the Company or any other person that the Company’s objectives or plans or other matters described in any forward-looking statement will be achieved. These statements are based on current plans, estimates, assumptions and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore, you should not place undue reliance on them. Important factors that could cause actual results to differ materially from those in such forward-looking statements are set forth in Item 1A "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. COVID-19 triggered a period of increased volatility with respect to global economic conditions. During the year ended December 31, 2022, inflation became unusually high in many parts of the world, and central banks in the U.S. and other countries aggressively raised interest rates to counter inflation by slowing economic activity. Monetary policy tightening actions are ongoing at December 31, 2022, and their long-term impact on financial markets and the real economy is currently uncertain. Please also see additional risks described in "Part I, Item 1A, Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2022.
The Company cautions that the list of important risk factors in its Annual Report on Form 10-K for the year ended December 31, 2022 is not intended to be and is not exhaustive. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law, and all subsequent written and oral forward-looking statements attributable to the Company or individuals acting on the Company’s behalf are expressly qualified in their entirety by this paragraph. If one or more risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from what was projected. Any forward-looking statements in this press release reflect the Company’s current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth, strategy and liquidity. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the dates of the documents in which such statements were made.
Any discrepancies between the amounts included in the results of operations discussion and the consolidated financial statement tables are due to rounding.

CONTACT:

FGS Global
Maiden@fgsglobal.com

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2023	December 31, 2022
	(Unaudited)	(Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2023 - $300,453; 2022 - $330,439)	$287,324	$314,527
Equity securities, at fair value	45,251	43,621
Equity method investments	73,216	80,159
Other investments	150,149	148,753
Total investments	555,940	587,060
Cash and cash equivalents	17,242	30,986
Restricted cash and cash equivalents	10,220	15,638
Accrued investment income	5,751	4,122
Reinsurance balances receivable, net	11,182	10,707
Reinsurance recoverable on unpaid losses	561,576	556,116
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	20,522	24,976
Funds withheld receivable	307,031	441,412
Other assets	7,474	7,874
Total assets	$1,664,913	$1,846,866
LIABILITIES
Reserve for loss and loss adjustment expenses	$1,001,261	$1,131,408
Unearned premiums	54,620	67,081
Deferred gain on retroactive reinsurance	60,025	47,708
Accrued expenses and other liabilities	25,196	60,518
Senior notes - principal amount	262,361	262,500
Less: unamortized debt issuance costs	7,840	6,928
Senior notes, net	254,521	255,572
Total liabilities	1,395,623	1,562,287
Commitments and Contingencies
EQUITY
Common shares	1,497	1,492
Additional paid-in capital	885,462	884,259
Accumulated other comprehensive loss	(37,136)	(41,234)
Accumulated deficit	(462,637)	(442,863)
Treasury shares, at cost	(117,896)	(117,075)
Total Equity	269,290	284,579
Total Liabilities and Equity	$1,664,913	$1,846,866

Book value per common share(1)	$2.65	$2.80

Common shares outstanding	101,605,815	101,532,151

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Gross premiums written	$6,875	$3,339	$7,711	$(6,831)
Net premiums written	$6,875	$3,186	$7,635	$(7,137)
Change in unearned premiums	4,164	7,257	12,406	18,702
Net premiums earned	11,039	10,443	20,041	11,565
Other insurance revenue, net	78	469	19	520
Net investment income	10,518	7,667	20,063	14,234
Net realized and unrealized investment gains	1,145	2,111	2,150	4,420
Total revenues	22,780	20,690	42,273	30,739
Expenses:
Net loss and loss adjustment expenses	11,532	6,874	21,347	4,591
Commission and other acquisition expenses	4,945	4,885	9,180	7,413
General and administrative expenses	6,839	7,294	16,947	18,180
Total expenses	23,316	19,053	47,474	30,184
Other expenses
Interest and amortization expenses	4,773	4,833	8,597	9,665
Foreign exchange and other losses (gains)	2,621	(6,586)	5,437	(10,535)
Total other expenses	7,394	(1,753)	14,034	(870)
(Loss) income before income taxes	(7,930)	3,390	(19,235)	1,425
Less: Income tax (benefit) expense	(194)	(713)	(222)	542
Interest in income (loss) of equity method investments	4,803	(3,041)	4,752	(1,770)
Net (loss) income	(2,933)	1,062	(14,261)	(887)
Gain from repurchase of preference shares	—	24,690	—	28,233
Net (loss) income (attributable) available to Maiden common shareholders	$(2,933)	$25,752	$(14,261)	$27,346
Basic and diluted (loss) earnings per share (attributable) available to Maiden common shareholders	$(0.03)	$0.29	$(0.14)	$0.31
Annualized return on average common equity	(4.4)%	46.6%	(10.4)%	24.3%
Weighted average number of common shares - basic	101,754,218	87,092,045	101,653,848	86,821,114
Adjusted weighted average number of common shares and assumed conversions - diluted	101,754,218	87,093,912	101,653,848	86,823,825

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended June 30, 2023	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$6,652	$223	$6,875
Net premiums written	$6,652	$223	$6,875
Net premiums earned	$7,204	$3,835	$11,039
Other insurance revenue	78	—	78
Net loss and loss adjustment expenses ("loss and LAE")	(3,828)	(7,704)	(11,532)
Commission and other acquisition expenses	(3,514)	(1,431)	(4,945)
General and administrative expenses(3)	(3,058)	(844)	(3,902)
Underwriting loss (4)	$(3,118)	$(6,144)	(9,262)
Reconciliation to net loss
Net investment income and net realized and unrealized investment gains			11,663
Interest and amortization expenses			(4,773)
Foreign exchange and other losses, net			(2,621)
Other general and administrative expenses(3)			(2,937)
Income tax benefit			194
Interest in income of equity method investments			4,803
Net loss			$(2,933)

For the Three Months Ended June 30, 2022	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$6,148	$(2,809)	$3,339
Net premiums written	$5,995	$(2,809)	$3,186
Net premiums earned	$7,125	$3,318	$10,443
Other insurance revenue	469	—	469
Net loss and LAE	(2,340)	(4,534)	(6,874)
Commission and other acquisition expenses	(3,519)	(1,366)	(4,885)
General and administrative expenses(3)	(3,008)	(1,275)	(4,283)
Underwriting loss(4)	$(1,273)	$(3,857)	(5,130)
Reconciliation to net income
Net investment income and net realized and unrealized investment gains			9,778
Interest and amortization expenses			(4,833)
Foreign exchange and other gains, net			6,586
Other general and administrative expenses(3)			(3,011)
Income tax benefit			713
Interest in loss of equity method investments			(3,041)
Net income			$1,062

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Six Months Ended June 30, 2023	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$13,501	$(5,790)	$7,711
Net premiums written	$13,425	$(5,790)	$7,635
Net premiums earned	$14,675	$5,366	$20,041
Other insurance revenue	19	—	19
Net loss and LAE	(6,984)	(14,363)	(21,347)
Commission and other acquisition expenses	(7,170)	(2,010)	(9,180)
General and administrative expenses	(5,647)	(1,401)	(7,048)
Underwriting loss	$(5,107)	$(12,408)	(17,515)
Reconciliation to net loss
Net investment income and net realized and unrealized investment gains			22,213
Interest and amortization expenses			(8,597)
Foreign exchange and other losses, net			(5,437)
Other general and administrative expenses			(9,899)
Income tax benefit			222
Interest in income from equity method investments			4,752
Net loss			$(14,261)

For the Six Months Ended June 30, 2022	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$10,884	$(17,715)	$(6,831)
Net premiums written	$10,578	$(17,715)	$(7,137)
Net premiums earned	$13,080	$(1,515)	$11,565
Other insurance revenue	520	—	520
Net loss and LAE	(980)	(3,611)	(4,591)
Commission and other acquisition expenses	(7,290)	(123)	(7,413)
General and administrative expenses	(5,106)	(1,760)	(6,866)
Underwriting income (loss)	$224	$(7,009)	(6,785)
Reconciliation to net loss
Net investment income and net realized and unrealized investment gains			18,654
Interest and amortization expenses			(9,665)
Foreign exchange and other gains, net			10,535
Other general and administrative expenses			(11,314)
Income tax expense			(542)
Interest in loss from equity method investments			(1,770)
Net loss			$(887)

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Non-GAAP operating income (loss) (5)	$4,467	$16,633	$(3,426)	$9,698
Non-GAAP basic and diluted operating income (loss) per common share available (attributable) to Maiden common shareholders(5)	$0.04	$0.19	$(0.03)	$0.11
Annualized non-GAAP operating return on average adjusted common equity(6)	5.6%	25.2%	(2.1)%	7.2%
Reconciliation of net (loss) income (attributable) available to Maiden common shareholders to non-GAAP operating income (loss):
Net (loss) income (attributable) available to Maiden common shareholders	$(2,933)	$25,752	$(14,261)	$27,346
Add (subtract):
Net realized and unrealized investment gains	(1,145)	(2,111)	(2,150)	(4,420)
Foreign exchange and other losses (gains)	2,621	(6,586)	5,437	(10,535)
Interest in (income) loss of equity method investments	(4,803)	3,041	(4,752)	1,770
Change in deferred gain on retroactive reinsurance under the LPT/ADC Agreement	10,727	(3,463)	12,300	(4,463)
Non-GAAP operating income (loss) (5)	$4,467	$16,633	$(3,426)	$9,698
Weighted average number of common shares - basic	101,754,218	87,092,045	101,653,848	86,821,114
Adjusted weighted average number of common shares and assumed conversions - diluted	101,754,218	87,093,912	101,653,848	86,823,825
Reconciliation of diluted (loss) earnings per share (attributable) available to Maiden common shareholders to non-GAAP diluted operating income (loss) per share available (attributable) to Maiden common shareholders:
Diluted (loss) earnings per share (attributable) available to common shareholders	$(0.03)	$0.29	$(0.14)	$0.31
Add (subtract):
Net realized and unrealized investment gains	(0.01)	(0.02)	(0.02)	(0.05)
Foreign exchange and other losses (gains)	0.02	(0.08)	0.05	(0.12)
Interest in (income) loss of equity method investments	(0.05)	0.04	(0.04)	0.02
Change in deferred gain on retroactive reinsurance under the LPT/ADC Agreement	0.11	(0.04)	0.12	(0.05)
Non-GAAP diluted operating income (loss) per share available (attributable) to common shareholders	$0.04	$0.19	$(0.03)	$0.11
Non-GAAP Underwriting Results and Non-GAAP Net Loss and LAE
Gross premiums written	$6,875	$3,339	$7,711	$(6,831)
Net premiums written	$6,875	$3,186	$7,635	$(7,137)
Net premiums earned	$11,039	$10,443	$20,041	$11,565
Other insurance revenue, net	78	469	19	520
Non-GAAP net loss and LAE(9)	(805)	(10,337)	(9,047)	(9,054)
Commission and other acquisition expenses	(4,945)	(4,885)	(9,180)	(7,413)
General and administrative expenses(3)	(3,902)	(4,283)	(7,048)	(6,866)
Non-GAAP underwriting income (loss)(9)	$1,465	$(8,593)	$(5,215)	$(11,248)

Net loss and LAE	$11,532	$6,874	$21,347	$4,591
Less: adverse (favorable) prior year loss development covered under the LPT/ADC Agreement	10,727	(3,463)	12,300	(4,463)
Non-GAAP net loss and LAE(9)	$805	$10,337	$9,047	$9,054

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2023	December 31, 2022
Investable assets:
Total investments	$555,940	$587,060
Cash and cash equivalents	17,242	30,986
Restricted cash and cash equivalents	10,220	15,638
Loan to related party	167,975	167,975
Funds withheld receivable	307,031	441,412
Total investable assets(7)	$1,058,408	$1,243,071

Capital:
Total shareholders' equity	$269,290	$284,579
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,361	152,500
Total capital resources(8)	$531,651	$547,079

Reconciliation of total shareholders' equity to adjusted shareholders' equity:
Total Shareholders’ Equity	$269,290	$284,579
Unamortized deferred gain on LPT/ADC Agreement	57,708	45,408
Adjusted shareholders' equity(2)	$326,998	$329,987

Reconciliation of book value per common share to adjusted book value per common share:
Book value per common share	$2.65	$2.80
Unamortized deferred gain on LPT/ADC Agreement	0.57	0.45
Adjusted book value per common share(2)	$3.22	$3.25

(1) Book value per common share is calculated using shareholders’ equity divided by the number of common shares outstanding. Management uses growth in this metric as a prime measure of the value we are generating for our common shareholders, because management believes that growth in this metric ultimately results in growth in the Company’s common share price. This metric is impacted by the Company’s net income and external factors, such as interest rates, which can drive changes in unrealized gains or losses on our investment portfolio, as well as share repurchases.

(2) Adjusted Total Shareholders' Equity and Adjusted Book Value per Common Share: Management has adjusted GAAP shareholders' equity by adding the unamortized deferred gain on retroactive reinsurance arising from the LPT/ADC Agreement. As a result, by virtue of this adjustment, management has also computed the Adjusted Book Value per Common Share. The deferred gain on retroactive reinsurance represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement. We believe reflecting this economic benefit is helpful to understand future trends in our operations, which will improve the Company's shareholders' equity over the settlement period.

(3) Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting income (loss).

(4) Underwriting income or loss is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. For purposes of these non-GAAP operating measures, the fee-generating business, which is included in our Diversified Reinsurance segment, is considered part of the underwriting operations of the Company. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(5) Non-GAAP operating earnings (loss) and non-GAAP basic and diluted operating earnings (loss) per common share are non-GAAP financial measure defined by the Company as net income (loss) excluding realized investment gains and losses, foreign exchange and other gains and losses, interest in income (loss) of equity method investment, and (favorable) adverse prior year loss development subject to LPT/ADC Agreement and should not be considered as an alternative to net income (loss). The Company's management believes that the use of non-GAAP operating earnings (loss) and non-GAAP diluted operating earnings (loss) per common share enables investors and other users of the Company’s financial information to analyze its performance in a manner similar to how management analyzes performance. Management also believes that these measures generally follow industry practice therefore allowing the users of financial information to compare the Company’s performance with its industry peer group, and that the equity analysts and certain rating agencies which follow the Company, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. Non-GAAP operating earnings should not be viewed as a substitute for U.S. GAAP net income.

(6) Non-GAAP operating return on average adjusted shareholders' equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average adjusted shareholders' equity as a measure of profitability that focuses on the return to common shareholders. It is calculated using non-GAAP operating earnings divided by average adjusted shareholders' equity adjusted for the deferred gain on LPT/ADC Agreement.

(7) Investable assets are the total of the Company's investments, cash and cash equivalents, loan to a related party and funds withheld receivable.

(8) Total capital resources are the sum of the Company's principal amount of debt and shareholders' equity.

(9) Non-GAAP net loss and LAE and Non-GAAP underwriting income (loss): Management has further adjusted the net loss and LAE and underwriting income (loss) (as defined above) by recognizing into income the (favorable) adverse prior year loss development subject to LPT/ADC Agreement relating to losses subject to that agreement. The deferred gain represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement on Maiden's underwriting income (loss). Management believes reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations.

Exhibit 99.2

PRESS RELEASE

Maiden Holdings, Ltd. Releases
Second Quarter 2023 Financial Results

PEMBROKE, Bermuda, August 8, 2023 (BUSINESS WIRE) -- Maiden Holdings, Ltd. (NASDAQ:MHLD) ("Maiden") has released its second quarter 2023 financial results via its investor relations website. Concurrent with releasing its results, Maiden also published an investor update presentation. Both documents are posted at https://www.maiden.bm/investor_relations.

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating our assets and capital, including through ownership and management of businesses and assets mostly in the insurance and related financial services industries where we can leverage our deep knowledge of those markets. Maiden also provides a full range of legacy services to small insurance companies, particularly those in run-off or with blocks of reserves that are no longer core, working with clients to develop and implement finality solutions including acquiring entire companies that enable our clients to meet their capital and risk management objectives.

CONTACT:

FGS Global
Maiden@fgsglobal.com